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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Employee Stock Purchase Plan Registration Statement No. 33-79014, 1997 Special Stock Option Plan Registration Statement No. 333-33439, 1997 Incentive Stock Option Plan Registration Statement No. 333-32455, 1987 Special Stock Option Plan Registration Statement No. 333-29111, and 1987 Incentive Stock Option Plan Registration Statement No. 33-15017, each on Form S-8, of our report dated June 7, 1999 appearing in this Annual Report on Form 10-K of Fresh Foods, Inc. for the fiscal year ended March 6, 1999.



DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 7, 1999